DIRECTOR AND OFFICER SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Pak Chiu Leung, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Arthur Rawl

Name:	Arthur Rawl
Title:	Chairman of the Board
Dated:	October 26, 2007

/s/ James Pak Chiu Leung

Name:	James Pak Chiu Leung
Title:	Chief Executive Officer, President and Director
Dated:	October 26, 2007

/s/ Guy Chevrette

Name:	Guy Chevrette
Title:	Director
Dated:	October 26, 2007

/s/ Naim Kosaric

Name:	Naim Kosaric
Title:	Director
Dated:	October 26, 2007